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                                Exhibit No. 2.2
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                                       APPENDIX D


                                ARTICLES OF INCORPORATION
                                           OF
                                    MR. CAR MAN, INC.

                    The undersigned hereby forms a stock corporation under the provisions of Title 13:1 of the Code of Virginia of 1950, as amended to date, and to that end does by these Articles of Incorporation set forth the following information:

                         (a) The name of the corporation is to be known as Mr.
                    Car Man, Inc.,

                         (b) The corporation shall have all general powers
                    provided by law, including those specifically enumerated in
                    Article 4 of Title 13.1 of the Code of Virginia of 1950, as amended to date.

                         (c) The purposes for which this corporation is to be formed are:

                                i) To transact any business not prohibited by
                    law or required to be specifically stated in these Articles and for which corporations may be incorporated under the laws of the Commonwealth of Virginia.

                               ii) To have and to enjoy all general powers
                    accorded similar corporations by the laws of the Commonwealth of Virginia or by the laws of any other state or territory of which this corporation may be doing business as now existing or as hereafter enacted.

                         (d) The aggregate number of shares which the
                    corporation shall have authority to issue are as follows:
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                         Common                                   100

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                         (e)  The post office address of the initial registered
                    is 19 West Church Avenue, Roanoke, Virginia 24011-2015, which located in the City Roanoke, Virginia.

                         (f) The name of the initial Registered Agent of this corportion is Charles N. Dorsey, a Registered Agent who meets the requirements of Virginia Code (S)13.1-634 and whose business office is identical with the registered office of the corporation, who is a resident of Virginia and a member of the Virginia State Bar.

                         (g) The number of directors constituting the initial
                    Board of Directors is 2 and the names and addresses of the directors are as follows:

                    Franklin Blankemeyer           142 Sherwood Avenue
                                                   Roanoke, Virginia 24

                    Jeff Akers                     353 A Woods Avenue
                                                   Roanoke, Virginia 24016

                         (h) The period of time for which this corporation shall endure shall be unlimted.

                         Given under my hand this 11th day of June, 1993


                                             /s/ Charles N. Dorsey
                                            ---------------------------------
                                            Charles N. Dorsey, Incorporator




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                                          BYLAWS OF

                                        MR.CAR MAN, INC.


                                       ARTICLE I - OFFICE
                                       ------------------

                         The office of the Corporation shall be located in the
                    City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the Untied States as the Board of Directors may, from time to time, determine.

                                    ARTICLE II - SHAREHOLDERS
                                    -------------------------

                         The Shareholders of the Corporation shall be those who
                    appear on the books of the Corporation as holders of one or more shares of the capital stock, and the records of the Corporation shall be the only evidence as to who are the shareholders.

                                   ARTICLE III - MEETING OF SHAREHOLDERS
                                   -------------------------------------

                    Section 1 - Annual Meeting:
                    ---------------------------

                         The annual meeting of the Shareholders of the
                    Corporation shall be held on the 6th of July of each year, at the office of the Corporation, unless otherwise stated in the notice of meeting.

                    Section 2 - Special Meeting:
                    ----------------------------

                         Special meeting of the Shareholders for any purpose or
                    purposes may be called by the president, the Board of Directors, or the holders of not less than 20-percent of the shares then outstanding and entitled to vote at such meeting.

                    Section 3 - Notice of Meeting:
                    ------------------------------

                         Notices of meeting of the Shareholders and waivers of
                    such notices shall be given or accepted with the appropriate provisions of the Virginia Stock Corporation Act.

                    Section 4 - Quorum:
                    -------------------

                         At any meeting of the shareholders, the holders of a
[LOGO OF BOUNDS     majority of the shares entitled to vote shall constitute a
& DORSEY/PC/        quorum, except as otherwise provided by law. The holders of
APPEARS HERE]       such shares may be present in person or presented by proxy to constitute such quorum.






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                    Section 5 - Voting
                    ------------------

                         At each meeting of the Shareholders, every holder of
                    shares then entitled to vote may vote in person or by proxy and shall have one vote for each share registered in his or her name. Except as otherwise provided by statute or by the Articles of Incorporation, any corporate action shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote.

                               ARTICLE IV - BOARD OF DIRECTORS
                               -------------------------------

                    Section 1 - Number, Election, and Term of Office:
                    -------------------------------------------------

                         The business and affairs of the corporation shall be
                    managed by a Board of Directors subject to any requirement of shareholder action required by law. The Board of Directors shall be composed of one member. This number may be changed at any time by amendment of these Bylaws in accord with the Virginia Stock Corporation Act.

                         The Directors shall be elected at each annual meeting
                    of the Shareholders. Each Directors shall hold office until the election of his or her successor. Any Director may resign at any time. Vacancies occurring among the Directors may be filled by the Directors.

                   Section 2 - Annual and Special Meetings:
                   ----------------------------------------

                         Annual meetings of the Board of Directors shall be held
                    immediately following the annual meeting of the Shareholders, at the place of such annual meeting of the Shareholders. A majority of the qualified members shall constitute a quorum. Other regular meetings of the Board may be held without notice at such time and place as the Directors may determine.

                    Section 3 - Special Meetings:
                    ----------------------------

                         Special meetings of the Board of Directors may be
                    called by the President or by one of the Directors, at such time and place as may be specified in the respective notices or waivers of notice.

                    Section 4 - Manner of Acting:
                    ----------------------------

                         At all meetings of the Board of Directors, each
[LOGO OF BOUNDS     Director present shall have one vote, irrespective of the
& DORSEY\PC\        number of shares of stock, if any, which he or she may hold.
APPEARS HERE]       The action of a majority of the Directors present at any
                    meeting at which a quorum is present shall be the act of the Board of Directors.

                                         ARTICLE V - OFFICERS
                                         --------------------

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                         The officers of the Corporation shall be a President,
                    who shall be a Director and a Secretary/Treasurer, all of whom shall be elected by the Board of Directors each year as soon after the annual meeting of the Shareholders as conveniently may be, and such other Officers as may from time to time be elected or appointed by the Board of Directors. The salaries of all Officers shall be fixed by the Board of Directors. To the extent permitted by law, one person may hold more than one office of the Corporation. Each Officer shall hold office until the annual meeting of the Board of Directors next succeeding his election and until his successor shall have been elected and qualified or until his death, resignation, or removal.

                                      ARTICLE VI - PRESIDENT
                                      ----------------------

                         The President shall be the chief executive officer of
                    the Corporation. The President shall attend and preside at all meetings of the Board of Directors, exercise general supervision over the property, business, and affairs of the Corporation, and do everything and discharge all duties generally pretaining to his office as the executive head of a corporation of this character, subject to the control of the Board of Directors. At each annual meeting of the Shareholders, the President shall render a general report of the Corporation's condition in business.

                         In the absence of the President, the Board of Directors
                    may designate some other one of their number to discharge such executive duties as may be required for the time being.

                                      ARTICLE VII - TREASURER
                                      -----------------------

                         The Treasurer shall, to the extent provided by the
                    Directors, have charge, and custody, of the funds, securities of whatsoever nature, and other like property of the Corporation; the Board of Directors shall designate the officer or officers, or other persons, who shall give, negotiate, or endorse checks, notes, and bills as may be required for the business of the Corporation. The Treasurer shall have authority to collect funds of the Corporation, and shall deposit same in such bank or banks as the Board of Directors from time to time may designate, and the same shall not be withdrawn thereafter except by checks executed in accordance with the authority of the Board of Directors.

                                     ARTICLE VIII - SECRETARY
                                     ------------------------

                         The Secretary shall sign, with the President, all
                    certificates of stock. The Secretary shall keep a book
                    containing the names of all persons who are now or hereafter
[LOGO OF BOUNDS     become Shareholders of the Company, showing their places of
AND DORSEY APPEARS  residence, the number of shares held by them respectively,
HERE \PC\]          and the time when they respectively became the owners of
                    such shares. The Secretary shall further keep a record of
                    the proceedings of the meetings of the Shareholders and
                    Directors of
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                    the Corporation; he shall have charge of the seal of the
                    Corporation, and shall perform such other duties as pertained to said office, or as the President or Board of Directors may from time to time require.

                                        ARTICLE IX- DIVIDENDS
                                        ---------------------

                         The Board of Directors of the Corporation may, from
                    time to time, declare, and the Corporation may pay dividends on, its shares only in accordance with the provisions of
                    (S)43 of the Virginia Stock Corporation Act.

                                     ARTICLE X - CORPORATE SEAL
                                     --------------------------

                         The Corporate Seal of the Corporation shall be that
                    impressed upon the margin of this page.

                                    ARTICLE XI - INDEMNIFICATION
                                    ----------------------------

                         The Corporation may indemnify its Directors, Officers,
                    and Employees in the manner, against the matters, and to full extent provided and permitted by(S)13.1-3.1 of the Code of Virginia of 1950, as amended.

                                     ARTICLE XII - FISCAL YEAR
                                     -------------------------

                         The fiscal year of the Corporation shall be fixed by
                    the Board of Directors.

                         The foregoing Bylaws of Mr. Car Man, Inc. were duly
                    adopted by unanimous consent of the Board of Directors of the Corporation in lieu of the Organizational Meeting.


                                             /s/ Jeff W. Akers
                                             ---------------------------
                                             Jeff Akers, Secretary



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